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                                                                   EXHIBIT 10.24


                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------


     THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into as of the ____ day of ___________, 1996, between NU SKIN ASIA PACIFIC, INC., a Delaware corporation (the "Company" or "NSA"), and NU SKIN INTERNATIONAL, INC., a Utah corporation ("NSI").


                                  WITNESSETH:

     WHEREAS, the Company wishes NSI to perform certain administrative services ("Administrative Services"), all of which to be performed in accordance with the terms hereof; and

     WHEREAS, NSI wishes to perform the Administrative Services, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereby agree as follows:


                                   ARTICLE 1

                            Administrative Services

     1.1 Duties. NSI agrees to perform various Administrative Services which shall include: (i) entering into Licensing and Sales Agreements with the Company's Subsidiaries; (ii) administering certain distributor stock option plan(s); and (iii) providing management and technical support services. NSI agrees to perform the Administrative Services in a commercially reasonable manner and in accordance with industry practices and geographical customs.


                                   ARTICLE 2

                                Terms of Payment

     2.1 Contract Price. In consideration for NSI's performance of the Administrative Services and the delivery of a promissory
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note in the amount of ($________) pursuant to the 1996 Option Agreement between
NSA and NSI dated __________ __, 1996 (the "Option Agreement"), the Company shall issue to NSI an option to purchase 1,605,000 shares of NSA stock (the "NSA Stock"). Such option shall have the terms and conditions that are described in the Option Agreement.


                                   ARTICLE 3

                               Term of Agreement

     3.1 Term. This Agreement shall be effective from the date hereof and shall automatically terminate on _____________, 19__, unless it is renewed, extended, or modified by a written agreement signed by both parties hereto, or is earlier terminated as provided for herein.

     3.2 Early Termination. NSA shall have the sole power to determine whether NSI is performing the Administrative Services in accordance with and pursuant to this Agreement. If NSA determines, in its sole discretion, that NSI is materially failing to perform the Administrative Services, NSA shall provide NSI written notice of such failure to perform. If NSA determines that NSI has failed to correct such deficient performance within ninety (90) days after receipt of such notice, NSA may declare this Agreement to be terminated.

     3.3 Survival of Certain Articles. The parties agree that notwithstanding any termination of this Agreement pursuant to Sections 3.1 and 3.2 hereof,
Article 5 shall survive any such termination and shall remain in full force and effect.


                                   ARTICLE 4

                           Excuse for Non-Performance

     4.1 Force Majeure. Any failure by NSI to perform, or delay in timely performance of, the Administrative Services hereunder shall be excused, if and to the extent prevented or delayed by strike, act of God, governmental action, accident or any other

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condition beyond NSI's reasonable control  NSI agrees to resume performance of the Administrative Services as soon as practicable following cessation of such force majeure condition.


                                   ARTICLE 5

                                    Records

     5.1 Records. NSI will maintain appropriate records as to the Administrative Services rendered hereunder. NSI will keep such records throughout the term of this Agreement, which records shall be available for inspection by the Company at the Company's request upon reasonable prior notice during normal business hours. At the termination of this Agreement, copies of all such records shall be given to the Company at its request.


                                   ARTICLE 6

                                 Miscellaneous

     6.1 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

     6.2 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Utah.

     6.3 Entirety; Amendment. This Agreement, including the Schedules hereto, represents the entire agreement between the parties and may only be amended by an instrument in writing executed by the parties or their permitted assignees.

     6.4 Section Headings. Section and Article headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

     6.5 Notices. All notices pursuant to this Agreement shall be in writing, except as provided herein. Notices in writing shall be sufficient if hand delivered or mailed by first class mail, postage prepaid, or sent by telecommunication to the attention of the person listed below and to the party intended as the recipient

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thereof at the address of such party set forth below, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section.

             NSI:         Nu Skin International, Inc.
                          75 West Center Street
                          Provo, Utah  84601

     The Company:         Nu Skin Asia Pacific, Inc.
                          75 West Center Street
                          Provo, Utah  84601


     6.6 No waiver of performance. Failure by either party at any time to require performance by the other party or to claim breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

     6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.8 No Partnership. The parties are acting hereunder as independent contractors and no partnership or joint venture is intended to be created hereby. NSI is retained only for the purposes and to the extent set forth in this Agreement. As such, NSA shall not be responsible for the payment of any taxes, benefits, workers' compensation or unemployment compensation to NSI or NSI's employees. NSA is interested only in the results to be obtained under this Agreement. The manner and means of conducting the services are under the sole control and in the sole discretion of NSI.

     6.9 Severability. To the extent that any provision of this Agreement is (or in the opinion of counsel mutually acceptable to both parties would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such

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prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.


     IN WITNESS WHEREOF, the parties hereto have respectively caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                 NU SKIN INTERNATIONAL, INC.

                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------


                                    NU SKIN ASIA PACIFIC, INC.

                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------

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